CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@CamdenNational.bank

FOR IMMEDIATE RELEASE

Camden National Corporation Reports Third Quarter 2026 Net Income Up 8% Year Over Year

Strong deposit growth, credit quality and disciplined execution drive financial performance

CAMDEN, Maine, October 27, 2026/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) reported net income of $22.8 million and diluted earnings per share (“EPS”) of $1.34 for the quarter ended September 30, 2026, resulting in a return on average assets of 1.31%, a return on average equity of 12.36%, and a return on average tangible equity (non‑GAAP) of 17.47%.

“Our third-quarter results demonstrate continued momentum across the franchise, with year-over-year earnings growth, meaningful deposit growth, and strong credit performance,” said Simon Griffiths, President and Chief Executive Officer of Camden National Corporation. “Strong deposit growth and continued customer acquisition improved our funding mix, reduced reliance on higher-cost borrowings, and expanded net interest margin by 15 basis points from the second quarter to 3.41%. At the same time, we maintained disciplined expense management while investing in our lending teams and future growth. With record earnings through the first nine months of the year and a stronger balance sheet, we are confident that we are well positioned to deliver sustained earnings growth and long-term shareholder value.”

For the nine months ended September 30, 2026, the Company reported record net income of $67.7 million and diluted EPS of $3.98, compared to $42.6 million and $2.51, respectively, for the same period of 2025. On a non-GAAP basis, adjusted net income, which excludes acquisition-related costs and other non-recurring items incurred during the nine months ended September 30, 2025, increased 31% between periods.

THIRD QUARTER 2026 HIGHLIGHTS

•Net income of $22.8 million and diluted EPS of $1.34 for the third quarter of 2026 increased 8% and 7%, respectively, over the same period last year, and were each 1% lower than reported record financial results for the prior quarter.
•Deposits grew 5% during the third quarter of 2026, driven by growth in core deposits (non-GAAP) of 7% since June 30, 2026.

•Asset quality remained strong, with non-performing loans and past-due loans representing 0.16% and 0.14% of total loans, respectively, at September 30, 2026.
•The GAAP efficiency ratio for the third quarter was 54.60%, and the non-GAAP efficiency ratio was 52.44%, compared to 55.42% and 53.23%, respectively, for the second quarter of 2026.
•Net interest margin expanded 15 basis points during the third quarter of 2026, compared to the second quarter of 2026, to 3.41%.
•Book value per share was $42.65 and tangible book value per share (non-GAAP) was $31.40 at September 30, 2026, an increase of 7% and 10%, respectively, compared to September 30, 2025.

FINANCIAL OPERATING RESULTS (Q3 2026 vs. Q2 2026)

Net interest income totaled $55.4 million in the third quarter of 2026, an increase of 5% from the prior quarter. Net interest margin expanded 15 basis points to 3.41%, primarily reflecting lower funding costs as 3% growth in average deposits supported a 26% reduction in average borrowings. Net fair value mark accretion income increased $224,000 to $4.2 million and contributed 31 basis points to third-quarter net interest margin.

Provision expense totaled $1.9 million for the third quarter of 2026, compared with $710,000 in the prior quarter. The increase reflected macroeconomic factors that contributed to a 1-basis-point increase in the allowance for credit losses to 0.92% of total loans at September 30, 2026, as well as higher reserves related to growth in unfunded credit commitments. Asset quality remained strong, with non-performing loans and past-due loans at 0.16% and 0.14% of total loans, respectively, as of September 30, 2026, while annualized net charge-offs remained low at 0.07% of average loans.

Non-interest income for the third quarter of 2026 totaled $13.2 million, a decrease of $1.2 million, or 8%, from the prior quarter. The decrease was primarily due to lower mortgage banking and bank-owned life insurance income, driven by quarter-end fair value accounting adjustments reflecting changes in market conditions. Underlying customer activity remained solid, supported by higher debit card income and growing assets under administration within the Company's wealth and brokerage businesses, which increased 1% to $2.6 billion during the quarter.

Non-interest expense for the third quarter of 2026 totaled $37.5 million, an increase of less than 1% from the prior quarter. The Company’s GAAP and non‑GAAP efficiency ratios for the third quarter of 2026 were 54.60% and 52.44% compared to 55.42% and 53.23%, respectively, for the second quarter of 2026.

FINANCIAL CONDITION

Total assets were $7.1 billion at September 30, 2026, compared to $7.0 billion at June 30, 2026.

Cash, cash equivalents and restricted cash increased to $248.6 million at September 30, 2026, from $99.9 million at June 30, 2026, primarily reflecting strong third-quarter deposit growth and timing of cash flows.

Investments totaled $1.3 billion at September 30, 2026, representing a 4% decrease from June 30, 2026. The increase in the interest rate environment during the quarter resulted in an increase in unrealized losses on the available-for-sale investment portfolio of $32.6 million to $77.5 million at September 30, 2026.

Total loans were $5.0 billion at September 30, 2026, a decrease of $2.2 million from June 30, 2026. Home equity and residential mortgage loans grew 7% and 1%, respectively, from the prior quarter, while commercial real estate and commercial loans decreased 2% and 3%, respectively, with the declines primarily attributable to several large loan prepayments.

Total deposits were $5.8 billion at September 30, 2026, an increase of 5% from June 30, 2026. On a non-GAAP basis, core deposits grew 7% during the third quarter of 2026 to $5.2 billion, and represented 88% of total deposits. Strong core deposit growth from normal seasonal deposit flows in our markets and continued success in customer acquisition enabled the Company to optimize its higher-cost deposits and borrowings. At September 30, 2026, borrowings totaled $374.4 million, compared to $571.1 million at June 30, 2026. As of September 30, 2026, the Company's loan-to-deposit ratio was 86%, compared to 90% at June 30, 2026.

As of September 30, 2026, the Company maintained capital ratios well in excess of all regulatory requirements, including a Common Equity Tier 1 ratio of 12.53%, a Tier 1 risk-based ratio of 13.83%, a total risk-based ratio of 14.82%, and a Tier 1 leverage ratio of 9.92%.

The tangible common equity ratio and tangible book value per share were 7.73% and $31.40, respectively, as of September 30, 2026, compared to 7.91% and $31.64 at June 30, 2026. The decreases reflected a $25.1 million net-of-tax increase in accumulated other comprehensive loss resulting from the increase in unrealized losses on the available-for-sale investment portfolio.

The Company did not repurchase any shares of its common stock during the third quarter of 2026. For the nine months ended September 30, 2026, the Company repurchased 85,131 shares at a weighted average price of $46.55 per share under its share repurchase program.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 3.04%, based on the Company's closing share price of $55.35 as reported by NASDAQ on September 30, 2026. The dividend will be payable on October 30, 2026, to shareholders of record on October 15, 2026.

Q3 2026 CONFERENCE CALL

Camden National Corporation will host a conference call and webcast at 3:00 p.m. Eastern Time on Tuesday, October 27, 2026, to discuss its third quarter of 2026 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):    (833) 461-5787
Link to obtain live dial-in (All other locations):    https://help.events.q4inc.com/eahc/international-dial-in-numbers
Meeting ID:    616 592 150
Live webcast URL:    https://events.q4inc.com/attendee/616592150

A link to the live webcast will be available on Camden National's website under "Resources — Investor Relations" at CamdenNational.bank before the meeting, and a replay of the webcast will be available on Camden National’s website following the conference call. The conference call transcript will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is Northern New England's largest publicly traded bank holding company, with $7.1 billion in assets. Founded in 1875, Camden National Bank has 72 banking centers in Maine and New Hampshire and is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include weakness in the United States economy in general and the regional and local economies within the Northern New England regions, which could result in a deterioration of credit quality, an increase in the allowance for credit losses or a reduced demand for the Company’s credit or fee-based products and services; changes in trade, monetary and fiscal policies and laws, including Federal Reserve interest rate policies or the imposition of tariffs or retaliatory tariffs and related litigation; increased competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks; inflation; deterioration in the value of Camden National's investment securities; commercial real estate vacancies and their impact on the ability of borrowers to repay loans; changes in consumer spending and savings habits; volatility in the securities markets that could adversely affect the value or credit quality of the Company’s assets, impairment of goodwill, or the availability and terms of funding necessary to meet the Company’s liquidity needs; changes in information technology and other operational risks, including cybersecurity and artificial intelligence, that require increased capital spending and introduce additional risk; changes in tax, banking, securities and insurance laws and regulations; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies, practices and standards; the effects of climate change on the Company and its customers, borrowers or service providers; the effects of civil unrest, international hostilities, including the continuation of conflict in the Middle East, or other geopolitical events; the effects of epidemics and pandemics; turmoil and volatility in the financial services industry; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; increases in deposit insurance assessments due to bank failures; changes to regulatory capital requirements; questions about the soundness of one or more financial institutions with which the Company does business; changes in the securities markets and other risks and uncertainties disclosed in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by other filings with the Securities and Exchange Commission ("SEC"). Factors other than these risks could also materially affect the Company's financial results and performance, and readers should not consider the risks described above to be a comprehensive description of all potential risks and uncertainties that affect the Company. Readers should not place undue reliance on the Company's forward-looking statements. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax, pre-provision income; adjusted pre-tax, pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; core net interest margin; and tangible book value per share. Management utilizes these non-GAAP financial measures to measure our performance against our peer group and other financial institutions, and to analyze our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons with other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures are included in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Nine Months Ended
(In thousands, except number of shares and per share data)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Financial Condition Data
Loans	$5,002,228	$5,004,468	$5,002,927	$5,002,228	$5,002,927
Total assets	7,053,049	6,950,980	6,981,522	7,053,049	6,981,522
Deposits	5,849,336	5,555,104	5,402,758	5,849,336	5,402,758
Shareholders' equity	720,641	725,926	676,444	720,641	676,444
Operating Data and Per Share Data
Net income	$22,821	$23,021	$21,194	$67,725	$42,601
Pre-tax, pre-provision income (non-GAAP)(1)	31,173	30,051	29,470	89,854	69,753
Diluted EPS	1.34	1.35	1.25	3.98	2.51
Profitability Ratios
Return on average assets	1.31%	1.33%	1.21%	1.31%	0.82%
Return on average equity	12.36%	12.92%	12.75%	12.62%	8.86%
Return on average tangible equity (non-GAAP)(1)	17.47%	18.47%	19.12%	18.03%	13.82%
GAAP efficiency ratio	54.60%	55.42%	54.94%	55.17%	62.84%
Efficiency ratio (non-GAAP)(1)	52.44%	53.23%	52.47%	52.95%	55.47%
Net interest margin (fully-taxable equivalent)	3.41%	3.26%	3.16%	3.30%	3.09%
Core net interest margin (fully-taxable equivalent) (non-GAAP)(1)	3.10%	2.97%	2.82%	3.00%	2.73%
Asset Quality Ratios
ACL on loans to total loans	0.92%	0.91%	0.91%	0.92%	0.91%
Non-performing loans to total loans	0.16%	0.24%	0.17%	0.16%	0.17%
Capital Ratios
Common equity ratio	10.22%	10.44%	9.69%	10.22%	9.69%
Tangible common equity ratio (non-GAAP)(1)	7.73%	7.91%	7.09%	7.73%	7.09%
Book value per share	$42.65	$42.96	$39.97	$42.65	$39.97
Tangible book value per share (non-GAAP)(1)	$31.40	$31.64	$28.42	$31.40	$28.42
Tier 1 leverage capital ratio	9.92%	9.66%	8.94%	9.92%	8.94%
Total risk-based capital ratio	14.82%	14.43%	13.47%	14.82%	13.47%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025	% Change Sep 2026 vs. Jun 2026	% Change Sep 2026 vs. Sep 2025
ASSETS
Cash, cash equivalents and restricted cash	$248,570	$99,900	$98,848	149%	151%
Investments:
Trading securities	5,120	4,948	5,581	3%	(8)%
Available-for-sale securities, at fair value	869,951	892,153	889,765	(2)%	(2)%
Held-to-maturity securities, at amortized cost	442,568	463,318	495,007	(4)%	(11)%
Other investments	15,259	23,433	31,185	(35)%	(51)%
Total investments	1,332,898	1,383,852	1,421,538	(4)%	(6)%
Loans held for sale, at fair value	6,355	13,890	9,775	(54)%	(35)%
Loans:
Commercial real estate	2,154,943	2,191,102	2,173,748	(2)%	(1)%
Commercial	417,924	431,211	479,461	(3)%	(13)%
Residential real estate	2,021,365	1,997,226	2,017,675	1%	—%
Home equity	392,032	367,818	313,951	7%	25%
Consumer	15,964	17,111	18,092	(7)%	(12)%
Total loans	5,002,228	5,004,468	5,002,927	—%	—%
Less: allowance for credit losses on loans	(46,217)	(45,604)	(45,501)	1%	2%
Net loans	4,956,011	4,958,864	4,957,426	—%	—%
Goodwill and core deposit intangible assets	190,023	191,377	195,558	(1)%	(3)%
Other assets	319,192	303,097	298,377	5%	7%
Total assets	$7,053,049	$6,950,980	$6,981,522	1%	1%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$1,183,481	$1,080,352	$1,162,149	10%	2%
Interest checking	1,914,395	1,755,545	1,535,482	9%	25%
Savings and money market	2,065,050	1,995,303	1,879,770	3%	10%
Certificates of deposit	605,912	632,355	701,031	(4)%	(14)%
Brokered deposits	80,498	91,549	124,326	(12)%	(35)%
Total deposits	5,849,336	5,555,104	5,402,758	5%	8%
Short-term borrowings	311,691	508,386	748,492	(39)%	(58)%
Long-term borrowings	1,000	1,000	1,000	—%	—%
Junior subordinated debentures	61,740	61,665	61,441	—%	—%
Accrued interest and other liabilities	108,641	98,899	91,387	10%	19%
Total liabilities	6,332,408	6,225,054	6,305,078	2%	—%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	213,795	213,018	215,145	—%	(1)%
Retained earnings	591,507	575,804	529,721	3%	12%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(93,704)	(70,070)	(74,348)	34%	26%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	8,536	6,656	5,532	28%	54%
Net unrecognized gain on postretirement plans, net of tax	507	518	394	(2)%	29%
Total accumulated other comprehensive loss	(84,661)	(62,896)	(68,422)	35%	24%
Total shareholders’ equity	720,641	725,926	676,444	(1)%	7%
Total liabilities and shareholders’ equity	$7,053,049	$6,950,980	$6,981,522	1%	1%

Consolidated Statements of Income Data
(unaudited)

	For The Three Months Ended
(In thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	% Change Sep 2026 vs. Jun 2026	% Change Sep 2026 vs. Sep 2025
Interest Income
Interest and fees on loans	$69,111	$67,258	$69,070	3%	—%
Taxable interest on investments	10,002	10,245	10,314	(2)%	(3)%
Nontaxable interest on investments	457	451	456	1%	—%
Dividend income	296	377	470	(21)%	(37)%
Other interest income	653	660	584	(1)%	12%
Total interest income	80,519	78,991	80,894	2%	—%
Interest Expense
Interest on deposits	22,716	22,305	24,719	2%	(8)%
Interest on borrowings	1,467	2,843	4,039	(48)%	(64)%
Interest on junior subordinated debentures	917	904	864	1%	6%
Total interest expense	25,100	26,052	29,622	(4)%	(15)%
Net interest income	55,419	52,939	51,272	5%	8%
Provision for credit losses	1,893	710	2,972	167%	(36)%
Net interest income after provision for credit losses	53,526	52,229	48,300	2%	11%
Non-Interest Income
Debit card income	3,887	3,786	3,704	3%	5%
Service charges on deposit accounts	2,656	2,701	2,570	(2)%	3%
Income from fiduciary services	2,081	2,220	1,884	(6)%	10%
Brokerage and insurance commissions	1,970	2,029	1,850	(3)%	6%
Bank-owned life insurance	714	1,244	957	(43)%	(25)%
Mortgage banking income, net	666	1,161	1,092	(43)%	(39)%
Other income	1,272	1,329	2,068	(4)%	(38)%
Total non-interest income	13,246	14,470	14,125	(8)%	(6)%
Non-Interest Expense
Salaries and employee benefits	21,009	20,030	20,089	5%	5%
Furniture, equipment and data processing	4,891	4,791	4,173	2%	17%
Net occupancy costs	2,761	2,789	2,666	(1)%	4%
Debit card expense	1,777	1,690	1,745	5%	2%
Amortization of core deposit intangible assets	1,354	1,354	1,473	—%	(8)%
Consulting and professional fees	888	1,405	810	(37)%	10%
Regulatory assessments	883	862	1,020	2%	(13)%
Other real estate owned and collection (recoveries) costs, net	(11)	3	46	N.M.	N.M.
Merger and acquisition costs	—	—	315	N.M.	N.M.
Other expenses	3,940	4,434	3,590	(11)%	10%
Total non-interest expense	37,492	37,358	35,927	—%	4%
Income before income tax expense	29,280	29,341	26,498	—%	10%
Income Tax Expense	6,459	6,320	5,304	2%	22%
Net Income	$22,821	$23,021	$21,194	(1)%	8%
Per Share Data
Basic earnings per share	$1.36	$1.36	$1.25	—%	9%
Diluted earnings per share	$1.34	$1.35	$1.25	(1)%	7%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For the Nine Months Ended
(In thousands, except per share data)	September 30, 2026	September 30, 2025	% Change Sep 2026 vs. Sep 2025
Interest Income
Interest and fees on loans	$203,048	$203,096	—%
Taxable interest on investments	30,543	30,343	1%
Nontaxable interest on investments	1,363	1,379	(1)%
Dividend income	1,086	1,483	(27)%
Other interest income	1,841	2,311	(20)%
Total interest income	237,881	238,612	—%
Interest Expense
Interest on deposits	66,669	73,934	(10)%
Interest on borrowings	7,786	12,677	(39)%
Interest on junior subordinated debentures	2,710	2,662	2%
Total interest expense	77,165	89,273	(14)%
Net interest income	160,716	149,339	8%
Provision for credit losses	3,156	19,321	N.M.
Net interest income after provision for credit losses	157,560	130,018	21%
Non-Interest Income
Debit card income	11,095	10,583	5%
Service charges on deposit accounts	7,515	7,293	3%
Income from fiduciary services	6,315	5,703	11%
Brokerage and insurance commissions	5,734	5,341	7%
Bank-owned life insurance	2,749	2,620	5%
Mortgage banking income, net	2,655	2,660	—%
Other income	3,633	4,188	(13)%
Total non-interest income	39,696	38,388	3%
Non-Interest Expense
Salaries and employee benefits	60,654	59,724	2%
Furniture, equipment and data processing	14,326	13,198	9%
Net occupancy costs	8,609	8,392	3%
Debit card expense	5,083	5,160	(1)%
Amortization of core deposit intangible assets	4,062	4,419	(8)%
Consulting and professional fees	3,214	3,618	(11)%
Regulatory assessments	2,652	3,133	(15)%
Other real estate owned and collection (recoveries) costs, net	(2)	227	(101)%
Merger and acquisition costs	—	9,245	N.M.
Other expenses	11,960	10,858	10%
Total non-interest expense	110,558	117,974	(6)%
Income before income tax expense	86,698	50,432	72%
Income Tax Expense	18,973	7,831	142%
Net Income	$67,725	$42,601	59%
Per Share Data
Basic earnings per share	$4.01	$2.52	59%
Diluted earnings per share	$3.98	$2.51	59%
N.M. = Not meaningful

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	June 30, 2026	September 30, 2025
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$50,351	$53,143	$38,170	4.08%	3.81%	4.45%
Investments - taxable	1,333,039	1,369,968	1,380,042	3.13%	3.14%	3.17%
Investments - nontaxable(1)	60,591	60,631	61,114	3.82%	3.77%	3.77%
Loans(2):
Commercial real estate	2,175,981	2,186,127	2,123,138	5.68%	5.62%	5.72%
Commercial(1)	373,930	368,331	398,870	6.06%	6.08%	6.26%
Municipal(1)	51,169	52,139	97,113	4.82%	4.63%	4.76%
Residential real estate	2,015,870	2,004,972	2,033,136	4.87%	4.74%	4.86%
Home equity	379,346	354,025	305,140	6.55%	6.66%	7.27%
Consumer	16,536	16,542	18,613	9.64%	10.38%	9.17%
Total loans	5,012,832	4,982,136	4,976,010	5.45%	5.38%	5.50%
Total interest-earning assets	6,456,813	6,465,878	6,455,336	4.95%	4.88%	4.98%
Other assets	479,844	467,752	469,590
Total assets	$6,936,657	$6,933,630	$6,924,926

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,149,238	$1,078,793	$1,163,310	—%	—%	—%
Interest checking	1,781,772	1,753,513	1,622,869	1.70%	1.69%	1.82%
Savings	1,246,325	1,166,720	1,011,847	1.54%	1.49%	1.34%
Money market	788,461	792,802	842,043	2.39%	2.34%	2.69%
Certificates of deposit	621,383	641,532	698,948	2.98%	3.01%	3.50%
Total deposits	5,587,179	5,433,360	5,339,017	1.55%	1.56%	1.69%
Borrowings:
Brokered deposits	84,182	114,043	176,508	3.92%	4.01%	4.51%
Customer repurchase agreements	246,169	269,272	246,775	0.86%	0.84%	1.18%
Junior subordinated debentures	61,694	61,624	61,404	5.90%	5.89%	5.58%
Other borrowings	129,257	258,621	354,099	2.86%	3.54%	3.70%
Total borrowings	521,302	703,560	838,786	2.45%	2.79%	3.27%
Total funding liabilities	6,108,481	6,136,920	6,177,803	1.63%	1.70%	1.90%
Other liabilities	95,493	81,941	87,495
Shareholders' equity	732,683	714,769	659,628
Total liabilities & shareholders' equity	$6,936,657	$6,933,630	$6,924,926
Net interest rate spread (fully-taxable equivalent)				3.32%	3.18%	3.08%
Net interest margin (fully-taxable equivalent)				3.41%	3.26%	3.16%
Core net interest margin (fully-taxable equivalent)(3)				3.10%	2.97%	2.82%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For The Nine Months Ended		For The Nine Months Ended
(Dollars in thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$45,350	$55,276	4.12%	4.44%
Investments - taxable	1,365,983	1,384,151	3.13%	3.11%
Investments - nontaxable(1)	60,785	61,547	3.79%	3.78%
Loans(2):
Commercial real estate	2,181,772	2,088,486	5.64%	5.71%
Commercial(1)	367,620	405,140	6.08%	6.27%
Municipal(1)	51,460	90,161	4.87%	5.20%
Residential real estate	2,013,216	2,035,004	4.79%	4.80%
Home equity	356,811	293,086	6.62%	7.26%
Consumer	16,615	18,938	9.82%	9.15%
Total loans	4,987,494	4,930,815	5.41%	5.48%
Total interest-earning assets	6,459,612	6,431,789	4.90%	4.94%
Other assets	475,040	472,744
Total assets	$6,934,652	$6,904,533

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,105,606	$1,124,809	—%	—%
Interest checking	1,739,740	1,653,975	1.67%	1.84%
Savings	1,176,411	956,006	1.48%	1.18%
Money market	798,694	869,446	2.35%	2.66%
Certificates of deposit	642,660	702,929	3.05%	3.60%
Total deposits	5,463,111	5,307,165	1.55%	1.70%
Borrowings:
Brokered deposits	108,969	193,634	3.98%	4.55%
Customer repurchase agreements	257,315	239,286	0.88%	1.26%
Junior subordinated debentures	61,622	61,337	5.88%	5.80%
Other borrowings	236,861	366,814	3.44%	3.80%
Total borrowings	664,767	861,071	2.76%	3.41%
Total funding liabilities	6,127,878	6,168,236	1.68%	1.94%
Other liabilities	89,078	93,096
Shareholders' equity	717,696	643,201
Total liabilities & shareholders' equity	$6,934,652	$6,904,533
Net interest rate spread (fully-taxable equivalent)			3.22%	3.00%
Net interest margin (fully-taxable equivalent)			3.30%	3.09%
Core net interest margin (fully-taxable equivalent)(3)			3.00%	2.73%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Asset Quality Data
(unaudited)

(In thousands)	At or for the Nine Months Ended September 30, 2026	At or for the Six Months Ended June 30, 2026	At or for the Three Months Ended March 31, 2026	At or for the Year Ended December 31, 2025	At or for the Nine Months Ended September 30, 2025
Non-accrual loans:
Residential real estate	$2,828	$2,715	$2,252	$2,667	$3,393
Commercial real estate	2,247	6,054	5,420	639	134
Commercial	2,480	2,871	2,689	3,042	4,103
Home equity	445	501	596	672	697
Consumer	9	1	2	3	3
Total non-accrual loans	8,009	12,142	10,959	7,023	8,330
Accruing loans past due 90 days	—	—	—	—	—
Total non-performing loans	8,009	12,142	10,959	7,023	8,330
Other real estate owned	—	—	—	—	—
Total non-performing assets	$8,009	$12,142	$10,959	$7,023	$8,330
Loans 30-89 days past due:
Residential real estate	$947	$1,542	$772	$1,565	$725
Commercial real estate	4,698	2,839	569	5,284	5,014
Commercial	806	2,424	1,350	541	1,865
Home equity	266	424	328	713	456
Consumer	67	46	58	59	37
Total loans 30-89 days past due	$6,784	$7,275	$3,077	$8,162	$8,097
ACL on loans at the beginning of the period	$45,276	$45,276	$45,276	$35,728	$35,728
ACL established on acquired PCD loans(1)	—	—	—	3,071	3,071
Provision for loan losses	2,800	1,274	806	22,031	19,009
Charge-offs:
Residential real estate	24	24	—	4	4
Commercial real estate	80	—	—	3,220	218
Commercial	2,259	1,229	627	12,659	12,320
Home equity	—	—	—	21	21
Consumer	132	91	43	185	152
Total charge-offs	2,495	1,344	670	16,089	12,715
Total recoveries	(636)	(398)	(164)	(535)	(408)
Net charge-offs	1,859	946	506	15,554	12,307
ACL on loans at the end of the period	$46,217	$45,604	$45,576	$45,276	$45,501
Components of ACL:
ACL on loans	$46,217	$45,604	$45,576	$45,276	$45,501
ACL on off-balance sheet credit exposures(2)	3,419	3,052	2,810	3,064	3,117
ACL, end of period	$49,636	$48,656	$48,386	$48,340	$48,618
Ratios:
Non-performing loans to total loans	0.16%	0.24%	0.22%	0.14%	0.17%
Non-performing assets to total assets	0.11%	0.17%	0.16%	0.10%	0.12%
ACL on loans to total loans	0.92%	0.91%	0.92%	0.91%	0.91%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.07%	0.04%	0.04%	0.26%	0.89%
Year-to-date	0.05%	0.04%	0.04%	0.31%	0.33%
ACL on loans to non-performing loans	577.06%	375.59%	415.88%	644.68%	546.23%
Loans 30-89 days past due to total loans	0.14%	0.15%	0.06%	0.16%	0.16%
(1)    Purchase credit deteriorated (“PCD”).
(2)    Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures
(unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands, except number of shares, per share data and ratios)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Adjusted Net Income:
Net income, as presented	$22,821	$23,021	$21,194	$67,725	$42,601
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	—	—	6,294
Provision for acquired unfunded commitments	—	—	—	—	249
Merger and acquisition costs	—	—	315	—	9,245
Gain on sale of premises and equipment, net	—	—	(675)	—	(675)
Total adjustments before taxes	—	—	(360)	—	15,113
Tax impact of above adjustments, as applicable(1)	—	—	83	—	(3,445)
Adjustment for deferred tax valuation adjustment(2)	—	—	—	—	(2,421)
Adjusted net income	$22,821	$23,021	$20,917	$67,725	$51,848

Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$1.34	$1.35	$1.25	$3.98	$2.51
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	—	—	0.37
Provision for acquired unfunded commitments	—	—	—	—	0.01
Merger and acquisition costs	—	—	0.02	—	0.55
Gain on sale of premises and equipment, net	—	—	(0.04)	—	(0.04)
Total adjustments before taxes	—	—	(0.02)	—	0.89
Tax impact of above adjustments, as applicable(1)	—	—	0.01	—	(0.20)
Adjustment for deferred tax valuation adjustment(2)	—	—	—	—	(0.14)
Adjusted diluted earnings per share	$1.34	$1.35	$1.24	$3.98	$3.06

Adjusted Return on Average Assets:
Return on average assets, as presented	1.31%	1.33%	1.21%	1.31%	0.82%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	—%	—%	0.12%
Provision for acquired unfunded commitments	—%	—%	—%	—%	0.01%
Merger and acquisition costs	—%	—%	0.02%	—%	0.18%
Gain on sale of premises and equipment, net	—%	—%	(0.04)%	—%	(0.01)%
Total adjustments before taxes	—%	—%	(0.02)%	—%	0.30%
Tax impact of above adjustments, as applicable(1)	—%	—%	—%	—%	(0.07)%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	—%	—%	(0.05)%
Adjusted return on average assets	1.31%	1.33%	1.19%	1.31%	1.00%

Adjusted Return on Average Equity:
Return on average equity, as presented	12.36%	12.92%	12.75%	12.62%	8.86%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	—%	—%	1.31%
Provision for acquired unfunded commitments	—%	—%	—%	—%	0.05%
Merger and acquisition costs	—%	—%	0.19%	—%	1.92%
Gain on sale of premises and equipment, net	—%	—%	(0.41)%	—%	(0.14)%
Total adjustments before taxes	—%	—%	(0.22)%	—%	3.14%
Tax impact of above adjustments, as applicable(1)	—%	—%	0.05%	—%	(0.72)%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	—%	—%	(0.50)%
Adjusted return on average equity	12.36%	12.92%	12.58%	12.62%	10.78%
(1)    Calculated using an estimated combined marginal income tax rate of 23%.
(2)     A one-time deferred tax valuation adjustment of $2.4 million resulted from a change in the apportionment of state income taxes due to the Northway acquisition.

Pre-Tax, Pre-Provision Income and Adjusted Pre-Tax, Pre-Provision Income:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income, as presented	$22,821	$23,021	$21,194	$67,725	$42,601
Adjustment for provision for credit losses	1,893	710	2,972	3,156	19,321
Adjustment for income tax expense	6,459	6,320	5,304	18,973	7,831
Pre-tax, pre-provision income	31,173	30,051	29,470	89,854	69,753
Adjustment for merger and acquisition costs	—	—	315	—	9,245
Adjustment for gain on sale of premises and equipment, net	—	—	(675)	—	(675)
Adjusted pre-tax, pre-provision income	$31,173	$30,051	$29,110	$89,854	$78,323

Efficiency Ratio:
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Non-interest expense, as presented	$37,492	$37,358	$35,927	$110,558	$117,974
Adjustment for merger and acquisition costs	—	—	(315)	—	(9,245)
Adjustment for amortization of core deposit intangible assets	(1,354)	(1,354)	(1,473)	(4,062)	(4,419)
Adjusted non-interest expense	$36,138	$36,004	$34,139	$106,496	$104,310
Net interest income, as presented	$55,419	$52,939	$51,272	$160,716	$149,339
Adjustment for the effect of tax-exempt income(1)	242	229	344	696	982
Adjusted net interest income	55,661	53,168	51,616	161,412	150,321
Non-interest income, as presented	13,246	14,470	14,125	39,696	38,388
Adjustment for gain on sale of premises and equipment, net	—	—	(675)	—	(675)
Adjusted non-interest income	13,246	14,470	13,450	39,696	37,713
Adjusted net interest income plus non-interest income	$68,907	$67,638	$65,066	$201,108	$188,034
GAAP efficiency ratio	54.60%	55.42%	54.94%	55.17%	62.84%
Non-GAAP efficiency ratio	52.44%	53.23%	52.47%	52.95%	55.47%
(1)    Reported on a tax-equivalent basis using a 21% income tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Return on Average Tangible Equity:
Net income, as presented	$22,821	$23,021	$21,194	$67,725	$42,601
Adjustment for amortization of core deposit intangible assets	1,354	1,354	1,473	4,062	4,419
Tax impact of above adjustment(1)	(311)	(311)	(339)	(934)	(1,016)
Net income, adjusted for amortization of core deposit intangible assets	$23,864	$24,064	$22,328	$70,853	$46,004
Average equity, as presented	$732,683	$714,769	$659,628	$717,696	$643,201
Adjustment for average goodwill and core deposit intangible assets	(190,803)	(192,126)	(196,279)	(192,151)	(198,072)
Average tangible equity	$541,880	$522,643	$463,349	$525,545	$445,129
Return on average equity	12.36%	12.92%	12.75%	12.62%	8.86%
Return on average tangible equity	17.47%	18.47%	19.12%	18.03%	13.82%
Adjusted Return on Average Tangible Equity:
Adjusted net income (refer to the "Adjusted Net Income" non-GAAP reconciliation table)	$22,821	$23,021	$20,917	$67,725	$51,848
Adjustment for amortization of core deposit intangible assets	1,354	1,354	1,473	4,062	4,419
Tax impact of above adjustment(1)	(311)	(311)	(339)	(934)	(1,016)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$23,864	$24,064	$22,051	$70,853	$55,251
Adjusted return on average tangible equity	17.47%	18.47%	18.88%	18.03%	16.60%
(1)    Calculated using an estimated combined marginal income tax rate of 23%.

Core Net Interest Margin (fully-taxable equivalent):
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net interest margin, tax-equivalent, as presented	3.41%	3.26%	3.16%	3.30%	3.09%
Net accretion income on loans from purchase accounting(1)	(0.25)%	(0.23)%	(0.27)%	(0.24)%	(0.30)%
Net accretion income on investments from purchase accounting(2)	(0.07)%	(0.07)%	(0.08)%	(0.07)%	(0.07)%
Net amortization on time deposits and borrowings from purchase accounting(3)	0.01%	0.01%	0.01%	0.01%	0.01%
Core net interest margin (fully-taxable equivalent)	3.10%	2.97%	2.82%	3.00%	2.73%
(1)    Recognized $3.4 million, $10.4 million and $3.3 million of net accretion income on loans from purchase accounting for the three and nine months ended September 30, 2026 and three months ended June 30, 2026, respectively, and $3.8 million and $12.4 million for the three and nine months ended September 30, 2025, respectively.
(2)    Recognized $875,000, $2.5 million and $818,000 of net accretion income on investments from purchase accounting for the three and nine months ended September 30, 2026, and three months ended June 30, 2026, respectively, and $937,000 and $2.6 million for the three and nine months ended September 30, 2025, respectively.
(3)    Recognized $75,000, $225,000 and $75,000 of amortization expense on borrowings from purchase accounting for the three and nine months ended September 30, 2026 and three months ended June 30, 2026, respectively, and $132,000 and $394,000 of amortization expense on time deposits and borrowings from purchase accounting for the three and nine months ended September 30, 2025.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
(In thousands, except number of shares, per share data and ratios)	September 30, 2026	June 30, 2026	September 30, 2025
Tangible Book Value Per Share:
Shareholders' equity, as presented	$720,641	$725,926	$676,444
Adjustment for goodwill and core deposit intangible assets	(190,023)	(191,377)	(195,558)
Tangible shareholders' equity	$530,618	$534,549	$480,886
Shares outstanding at period end	16,898,044	16,896,273	16,922,225
Book value per share	$42.65	$42.96	$39.97
Tangible book value per share	$31.40	$31.64	$28.42
Tangible Common Equity Ratio:
Total assets	$7,053,049	$6,950,980	$6,981,522
Adjustment for goodwill and core deposit intangible assets	(190,023)	(191,377)	(195,558)
Tangible assets	$6,863,026	$6,759,603	$6,785,964
Common equity ratio	10.22%	10.44%	9.69%
Tangible common equity ratio	7.73%	7.91%	7.09%